UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2026

Autonomix Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41940	47-1607810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Waterway Avenue, Suite 300
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 588-6150

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	AMIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report, on October 29, 2026, Autonomix Medical, Inc. (the “Company”) held its 2026 annual meeting of stockholders (the "Annual Meeting”), at which the Company’s stockholders approved amendments to the Company's 2023 Stock Plan (the “2023 Plan”), including an increase in the number of shares of common stock authorized for issuance under the 2023 Plan by 750,000 shares. As amended, the number of shares of the common stock that may be issued under the 2023 Plan is 750,353 shares (this includes the 750,000 share increase).

For more information about the 2023 Plan and amendments thereto, see the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 14, 2026 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the amendments to the 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2023 Plan, as amended, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 29, 2026, the Company held its Annual Meeting. The number of shares of common stock that voted on matters presented at the Annual Meeting was 905,610, representing approximately 46% of the 1,959,938 shares of common stock outstanding as of the September 8, 2026, the record date for the Annual Meeting (the “Record Date”), which represented a quorum to transact business at the Annual Meeting.

Each director nominee was elected and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting, as described below, was approved by the requisite vote of the Company’s stockholders. The final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

The proposals are described in detail in the Proxy Statement and are incorporated herein by reference.

Proposal 1. To elect six Board nominees to the Board of Directors of the Company, each to serve until the 2027 annual meeting of stockholders of the Company or until such person’s successor is qualified and elected.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Walter V. Klemp	260,892	10,022	634,392
Lori Bisson	261,065	9,849	634,392
Jonathan P. Foster	259,851	11,063	634,392
David Robins	259,796	11,118	634,392
Christopher Capelli	259,906	11,008	634,392
Sandra Kalter	258,687	12,228	634,391

Proposal 2. To ratify the appointment of Forvis Mazars, LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2027.

Votes For	Votes Against	Abstain	Broker Non-Votes
870,562	33,692	1,355	0

Proposal 3. To approve an amendment to the Company's amended and restated certificate of incorporation to grant our Board of Directors authority to affect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-2 to 1-for-25 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

Votes For	Votes Against	Abstain	Broker Non-Votes
775,257	110,036	20,313	3

Proposal 4. To approve the amended and restated 2023 Plan.
Votes For	Votes Against	Abstain	Broker Non-Votes
225,651	39,672	5,591	634,392

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Amended and Restated 2023 Stock Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONOMIX MEDICAL, INC.

By:	/s/ Trent Smith
Trent Smith
Chief Financial Officer

Dated: November 3, 2026